Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The following unaudited pro forma condensed combined balance sheet is presented to give effect to the agreement with NanoString Technologies, Inc., or NanoString, for (i) the acquisition of certain assets and liabilities related to the nCounter platform, including the exclusive global license to the nCounter platform for diagnostic use and (ii) the purchase of the Prosigna Breast Cancer Prognostic Gene Signature Assay, or Prosigna, the LymphMark Lymphoma Subtyping Test, or LymphMark, and collectively with the nCounter platform and Prosigna, the Acquisition, which closed on December 3, 2019.

Veracyte, Inc., or the Company, has determined that the Acquisition constitutes a business combination as defined by Accounting Standards Codification, or ASC 805, Business Combinations. Under ASC 805, the assets acquired are recorded at their acquisition date fair values as described in the accompanying Notes to the Statement of Assets Acquired and Liabilities Assumed, in Exhibit 99.1 to this Form 8-K/A. Any excess of the purchase price over the fair value of assets acquired is recognized as goodwill. Fair values of assets acquired are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures. The fair values of assets acquired are based on the estimates of fair values as of the acquisition date included in Exhibit 99.1 to the Form 8-K/A. There were no liabilities assumed as part of the Acquisition.

The accompanying unaudited pro forma condensed combined balance sheet is based upon and derived from the historical unaudited balance sheet and related notes of the Company at September 30, 2019 included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on October 22, 2019, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States, or U.S. GAAP. As disclosed in the Original Form 8-K filed upon entering into the Acquisition agreement, the Company obtained from the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver to substitute an audited statement of assets acquired and liabilities assumed prepared on the basis of the allocation of the Company’s purchase price as of the acquisition date in lieu of the full financial statements required by Rule 3-05 of Regulation S-X. Thus, the accompanying unaudited pro forma condensed combined balance sheet at September 30, 2019 does not include the historical balances of the assets acquired from NanoString.

The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The allocation of purchase price reflected in this unaudited pro forma condensed combined balance sheet has been based upon estimates of the fair value of assets acquired. The pro forma adjustments have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the transaction as if it had occurred on September 30, 2019. The unaudited pro forma condensed combined balance sheet was prepared using the acquisition method of accounting with the Company treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by the Company to complete the Acquisition was allocated to the assets acquired based upon their estimated fair values on the closing date of the Acquisition. The Acquisition consideration has been allocated to the intangible assets acquired based on estimates of their fair value. The accounting for this acquisition is preliminary and will be finalized upon completion of the analysis of certain contracts acquired and executed as part of this acquisition and the residual impact on goodwill. While management believes that its estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and the resulting amount of goodwill.

VERACYTE, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2019
(In thousands, except share and per share amounts)

	Veracyte, Inc.	Pro Forma Acquisition Adjustments	Pro Forma
	(Unaudited) (1)	(2)
Assets
Current assets:
Cash and cash equivalents	$195,662	$(40,000)	$155,662
Accounts receivable	23,613		23,613
Supplies	6,608		6,608
Prepaid expenses and other current assets	2,196		2,196
Total current assets	228,079		188,079
Property and equipment, net	8,488		8,488
Right-of-use assets - finance lease, net	619		619
Right-of-use assets - operating lease	9,033		9,033
Finite-lived intangible assets, net	11,200	54,420	65,620
Goodwill	1,057	1,668	2,725
Restricted cash	603		603
Other assets	1,228		1,228
Total assets	$260,307		$276,395
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,568		5,568
Accrued liabilities	9,760		9,760
Current portion of finance lease liability	79		79
Current portion of operating lease liability	1,365		1,365
Total current liabilities	16,772		16,772
Long-term debt	639		639
Acquisition related contingent consideration	—	6,088	6,088
Operating lease liability, net of current portion	11,872		11,872
Total liabilities	29,283		35,371
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—		—
Common stock, $0.001 par value; 125,000,000 shares authorized, 49,198,707 and 40,863,202 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	49	1	50
Additional paid-in capital	470,202	9,999	480,201
Accumulated deficit	(239,227)		(239,227)
Total stockholders’ equity	231,024		241,024
Total liabilities and stockholders’ equity	$260,307		$276,395
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

(1) - As presented in the Company's quarterly report on Form 10-Q as at September 30, 2019 filed with the SEC on October 22, 2019.

(2) - See Note 2 to the accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed balance sheet was prepared to reflect the transaction as of September 30, 2019. On December 3, 2019, the Company, executed an agreement, or Agreement, with NanoString, for the exclusive global license to the nCounter platform for diagnostic use. The unaudited pro forma condensed balance sheet was prepared as if the Agreement occurred on September 30, 2019.

The unaudited pro forma condensed balance sheet has been prepared for illustrative purposes only and is not necessarily indicative of the condensed balance sheet in future periods. The unaudited pro forma condensed balance sheet should be read in conjunction with the Company's historical condensed financial statements and related notes included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2019 filed with the SEC on October 22, 2019.

The Company expects to incur costs and realize benefits associated with integrating the assets acquired under the Agreement. The unaudited pro forma balance sheet does not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

NOTE 2 - ALLOCATION OF ACQUISITION CONSIDERATION

Estimated Purchase Consideration

The table below represents the total estimated purchase price consideration (in thousands):

Cash consideration	$40,000
Common stock issued (1)	10,000
Estimated fair value of contingent consideration	6,088
Total acquisition consideration	$56,088

(1) Upon execution of the Agreement, the Company issued NanoString 376,732 shares of its common stock.

Allocation of Acquisition Consideration

The table below represents the preliminary allocation of purchase price to the identifiable assets acquired based on their estimated fair values, with the excess recognized as goodwill (in thousands):

Prosigna product technology	$4,120
Prosigna customer relationships	2,430
nCounter FLEX Dx license	46,880
LymphMark product technology	990
Total identifiable intangible assets acquired	54,420
Goodwill	1,668
Net assets acquired	$56,088